Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554
	InvestorRelations@delta.com	Media@delta.com

Delta Air Lines Announces March Quarter 2020 Financial Results

and COVID-19 Response Actions

March quarter 2020 GAAP pre-tax loss of $607 million or $0.84 per share

March quarter 2020 adjusted pre-tax loss of $422 million or $0.51 per share

Delta ended the March quarter 2020 with $6.0 billion in unrestricted liquidity

ATLANTA, April 22, 2020 – Delta Air Lines (NYSE:DAL) today reported financial results for the March quarter 2020 and outlined its response to the COVID-19 global pandemic.

“These are truly unprecedented times for all of us, including the airline industry. Government travel restrictions and stay-at-home orders have been effective in slowing the spread of the virus, but have also severely impacted near-term demand for air travel, reducing our expected June quarter revenues by 90 percent, compared to a year ago” said Ed Bastian, Delta’s chief executive officer. “Delta is taking decisive action to prioritize the safety of our employees and customers while protecting our business and bolstering liquidity. I am especially proud of the incredible work the Delta people are doing to keep our nation’s airways open, playing an active role in the fight against the virus.”

Bastian continued, “I would like to thank the President, members of Congress, and the Administration for their bipartisan support of the Payroll Support Program under the CARES Act, which recognizes the important role the airlines play in the U.S. economy. The Payroll Support Program will help safeguard Delta jobs while positioning our nation for recovery.”

Response to COVID-19

Network and Customer Experience

To address the challenges of COVID-19, the company is taking the following actions:

•	Making significant capacity reductions for the June quarter versus prior year with total system capacity down 85 percent, including domestic down by 80 and international capacity down by 90 percent
•	Adopting new cleaning procedures on all flights, including fogging on all aircraft overnight and sanitizing high-touch areas like tray tables, entertainment screens, armrests and seat-back pockets before boarding
•	Taking steps to help employees and customers practice social distancing, including blocking middle seats, pausing automatic upgrades, modifying our boarding process and moving to essential meal service only
•	Extending 2020 Medallion Status an additional year, rolling Medallion Qualification Miles into 2021, and extending Delta SkyMiles American Express Card benefits and Delta Sky Club memberships
•	Giving customers flexibility to plan, re-book and travel including extending expiration on travel credits to two years

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Community Response

Delta and its 90,000 employees are taking an active role in our nation’s fight against the virus by:

•	Offering free flights to medical professionals fighting COVID-19 in the hardest-hit areas of the U.S.
•	Chartering international cargo-only flights to provide healthcare workers with materials needed to do their jobs
•	Operating charters and specially approved scheduled flights to nations around the world to repatriate more than 28,000 people displaced by the virus to the U.S.
•	Manufacturing tens of thousands of face shields and masks at Delta Flight Products to aid healthcare workers
•	Partnering with the U.S. military to develop and manufacture secure, sterile transport pods at Delta TechOps, which will safely transit infected personnel to hospitals and medical centers
•	Donating over 200,000 pounds of food to hospitals, first responders, community food banks, and organizations including Feeding America

Expense Management

The company expects June quarter total expenses to decline by approximately 50%, or $5 billion, over prior year due to reduced capacity, lower fuel and cost initiatives, including:

•	Parking more than 650 aircraft
•	Consolidating airport facilities, with temporary concourse and Delta Sky Club closures
•	Instituting a company-wide hiring freeze and offering voluntary leave options with 37,000 employees taking short-term unpaid leave
•	Reducing salary expense through pay reductions for executive management and reduced work schedules across organization

Balance Sheet, Cash and Liquidity

Delta's top financial priority remains preserving cash and enhancing liquidity. Accordingly, the company has taken the following actions:

•	Raised $5.4 billion of capital since early March, including securing a $3.0 billion secured term loan, closing $1.2 billion in aircraft sale leasebacks, issuing $1.1 billion in AA, A and B tranches of our 2020-1 Enhanced Equipment Trust Certificates (EETC), and funding $150 million in private aircraft mortgages to enhance liquidity and satisfy maturing obligations
•	Drew down $3 billion under existing revolving credit facilities
•	Reduced planned capital expenditures by more than $3 billion, including working with original equipment manufacturers to optimize the timing of our future aircraft deliveries and deferring aircraft mods, IT initiatives, and ground equipment refreshment
•	Extended payment terms with airports, vendors and lessors
•	Suspended shareholder returns, including the Company’s stock repurchase program and future dividend payments

CARES Act Relief

The company expects to receive relief from the Coronavirus Aid, Relief and Economic Security (CARES) Act in the following forms:

•	Payroll support of $5.4 billion, comprised of $3.8 billion of direct relief and a $1.6 billion low-interest, unsecured 10-year loan. Delta has already received $2.7 billion of these funds and expects to receive the remainder over the next three months. As consideration, the U.S. Treasury will receive warrants to purchase over 6.5 million shares of Delta common stock at a strike price of $24.39 with a 5-year maturity
•	Eligibility for $4.6 billion in secured loans, if the company chooses to apply and accept funds

“With the significant impact of COVID-19 on Delta’s revenue, we were burning $100 million per day at the end of March. Through our decisive actions, we expect that cash burn to moderate to approximately $50 million per day by the end of the June quarter,” said Paul Jacobson, Delta’s chief financial officer. “The decade of work we put into the balance sheet to lower debt and build unencumbered assets has been critical to our success in raising capital and we expect to end the June quarter with approximately $10 billion in liquidity.”

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March Quarter Results

Adjusted results primarily exclude the impact of mark-to-market ("MTM") adjustments.

	GAAP		$ Change	% Change
($ in millions except per share and unit costs)	1Q20	1Q19
Pre-tax (loss)/income	(607)	946	(1,553)	NM
Net (loss)/income	(534)	730	(1,264)	NM
Diluted (loss)/earnings per share	(0.84)	1.09	(1.93)	NM
Operating revenue	8,592	10,472	(1,880)	(18)%
Fuel expense	1,595	1,978	(383)	(19)%
Average fuel price per gallon	1.81	2.06	(0.25)	(12)%
Consolidated unit cost (CASM)	15.30	15.14	0.16	1%
Total unit revenues (TRASM)	14.59	16.78	(2.19)	(13)%

	Adjusted		$ Change	% Change
($ in millions except per share and unit costs)	1Q20	1Q19
Pre-tax (loss)/income	(422)	831	(1,254)	NM
Net (loss)/income	(326)	639	(965)	NM
Diluted (loss)/earnings per share	(0.51)	0.96	(1.47)	NM
Operating revenue	8,592	10,381	(1,789)	(17)%
Fuel expense	1,602	1,963	(361)	(18)%
Average fuel price per gallon	1.82	2.04	(0.23)	(11)%
Consolidated unit cost (CASM-Ex)	12.58	11.49	1.09	9%
Total unit revenues (TRASM, adjusted)	14.59	16.63	(2.04)	(12)%

•	Adjusted pre-tax loss of $422 million or $0.51 per share
•	Total revenue of $8.6 billion, down 18 percent versus prior year, with total unit revenue down 13 percent
•	Total expense decreased $450 million driven by lower fuel, partially offset by higher revenue- and capacity-related expenses, with non-fuel unit cost (CASM-Ex) up 9 percent compared to prior year
•	Fuel expense decreased 19 percent relative to March quarter 2019. Delta’s fuel price for the March quarter of $1.81 per gallon included a $29 million benefit from the refinery
•	At the end of the March quarter, the company had $6.0 billion in unrestricted liquidity

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID-19 pandemic is having on our business; the impact of incurring significant debt in response to the pandemic; possible effects of accidents involving our aircraft; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the performance of our significant investments in airlines in other parts of the world; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third parties; the cost of aircraft fuel; the availability of aircraft fuel; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management and key employees; damage to our reputation and brand if we are exposed to significant adverse publicity; the effects of terrorist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptions or disruptions in service at major airports at which we operate; the effects of extensive government regulation on our business; the impact of environmental regulation on our business; and the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom related to the exit of the United Kingdom from the European Union.

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Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of April 22, 2020, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
(in millions, except per share data)	2020	2019	$ Change	% Change
Operating Revenue:
Passenger	$7,569	$9,254	$(1,685)	(18)%
Cargo	152	192	(40)	(21)%
Other	871	1,026	(155)	(15)%
Total operating revenue	8,592	10,472	(1,880)	(18)%

Operating Expense:
Salaries and related costs	2,771	2,639	132	5%
Aircraft fuel and related taxes	1,595	1,978	(383)	(19)%
Regional carriers expense, excluding fuel	902	893	9	1%
Depreciation and amortization	678	615	63	10%
Contracted services	675	632	43	7%
Aircraft maintenance materials and outside repairs	469	476	(7)	(1)%
Landing fees and other rents	467	419	48	11%
Passenger commissions and other selling expenses	358	427	(69)	(16)%
Passenger service	257	271	(14)	(5)%
Ancillary businesses and refinery	219	351	(132)	(38)%
Aircraft rent	100	102	(2)	(2)%
Profit sharing	—	220	(220)	(100)%
Other	511	429	82	19%
Total operating expense	9,002	9,452	(450)	(5)%

Operating (Loss)/Income	(410)	1,020	(1,430)	NM

Non-Operating Expense:
Interest expense, net	(79)	(83)	4	(5)%
Gain/(loss) on investments, net	(112)	100	(212)	NM
Miscellaneous, net	(6)	(91)	85	(93)%
Total non-operating expense, net	(197)	(74)	(123)	NM

(Loss)/Income Before Income Taxes	(607)	946	(1,553)	NM

Income Tax Benefit/(Provision)	73	(216)	289	NM

Net (Loss)/Income	$(534)	$730	$(1,264)	NM

Basic (Loss)/Earnings Per Share	$(0.84)	$1.10
Diluted (Loss)/Earnings Per Share	$(0.84)	$1.09

Basic Weighted Average Shares Outstanding	637	665
Diluted Weighted Average Shares Outstanding	637	667

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DELTA AIR LINES, INC.

Passenger Revenue

(Unaudited)

	Three Months Ended
	March 31,
(in millions)	2020	2019	$ Change	% Change
Ticket- Main cabin	$3,798	$4,721	$(923)	(19.6)%
Ticket- Business cabin and premium products	2,713	3,267	(554)	(17.0)%
Loyalty travel awards	543	692	(149)	(21.5)%
Travel-related services	515	574	(59)	(10.3)%
Total passenger revenue	$7,569	$9,254	$(1,685)	(18.2)%

DELTA AIR LINES, INC.

Other Revenue

(Unaudited)

	Three Months Ended
	March 31,
(in millions)	2020	2019	$ Change	% Change
Loyalty program	$474	$474	$—	—%
Ancillary businesses and refinery	223	369	(146)	(39.6)%
Miscellaneous	174	183	(9)	(4.9)%
Total other revenue	$871	$1,026	$(155)	(15.1)%

DELTA AIR LINES, INC.

Total Revenue

(Unaudited)

		Increase (Decrease)
		1Q20 versus 1Q19
Revenue	1Q20 ($M)	Change YoY	Unit Revenue	Yield	Capacity
Domestic	$5,601	(16.9)%	(16.0)%	(3.2)%	(1.1)%
Atlantic	818	(23.8)%	(13.3)%	(5.5)%	(12.1)%
Latin America	765	(11.2)%	(5.6)%	1.5%	(5.9)%
Pacific	385	(33.3)%	(9.3)%	1.0%	(26.5)%
Total Passenger	$7,569	(18.2)%	(13.3)%	(2.0)%	(5.7)%
Cargo Revenue	152	(20.8)%
Other Revenue	871	(15.1)%
Total Revenue	$8,592	(18.0)%	(13.1)%
Third Party Refinery Sales	—
Total Revenue, adjusted	$8,592	(17.2)%	(12.3)%

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DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended
	March 31,
	2020	2019	Change
Revenue passenger miles (millions)	43,062	51,617	(16.6)%
Available seat miles (millions)	58,885	62,416	(5.7)%
Passenger mile yield (cents)	17.58	17.93	(2.0)%
Passenger revenue per available seat mile (cents)	12.85	14.83	(13.3)%
Total revenue per available seat mile (cents)	14.59	16.78	(13.1)%
TRASM, adjusted - see Note A (cents)	14.59	16.63	(12.3)%
Operating cost per available seat mile (cents)	15.30	15.14	1.0%
CASM-Ex - see Note A (cents)	12.58	11.49	9.5%
Passenger load factor	73.1%	82.7%	(9.6)	pts
Fuel gallons consumed (millions)	880	962	(8.5)%
Average price per fuel gallon	$1.81	$2.06	(12.1)%
Average price per fuel gallon, adjusted - see Note A	$1.82	$2.04	(11.0)%
Number of aircraft in fleet, end of period	677	1,039	(362)

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DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
(in millions)	2020	2019
Cash Flows From Operating Activities:
Net (loss) income	$(534)	$730
Depreciation and amortization	678	615
Deferred income taxes	21	219
Pension, postretirement and postemployment payments greater than expense	(75)	3
Change in receivables	682	(897)
Change in prepaids and other current assets	343	162
Changes in air traffic liability	482	1,938
Changes in profit sharing	(1,647)	(1,069)
Other, net	408	241
Net cash provided by operating activities	358	1,942

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(629)	(1,059)
Ground property and equipment, including technology	(308)	(301)
Redemption of short-term investments	–	206
Acquisition of strategic investments	(2,099)	–
Other, net	65	58
Net cash used in investing activities	(2,971)	(1,096)

Cash Flows From Financing Activities:
Payments on debt and finance lease obligations	(1,238)	(1,285)
Repurchase of common stock	(344)	(1,325)
Cash dividends	(260)	(233)
Proceeds from short-term obligations	2,882	1,750
Proceeds from long-term obligations	3,962	500
Other, net	342	(16)
Net cash provided by (used in) financing activities	5,344	(609)

Net Increase in Cash, Cash Equivalents and Restricted Cash Equivalents	2,731	237
Cash, cash equivalents and restricted cash equivalents at beginning of period	3,730	2,748
Cash, cash equivalents and restricted cash equivalents at end of period	$6,461	$2,985

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets to the total of the same such amounts shown above:

Current assets:
Cash and cash equivalents	$5,967	$1,910
Restricted cash included in prepaid expenses and other	39	57
Other assets:
Cash restricted for airport construction	455	1,018
Total cash, cash equivalents and restricted cash equivalents	$6,461	$2,985

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DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in millions)	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$5,967	$2,882
Accounts receivable, net	2,280	2,854
Fuel inventory	439	730
Expendable parts and supplies inventories, net	535	521
Prepaid expenses and other	1,054	1,262
Total current assets	10,275	8,249

Property and Equipment, Net:
Property and equipment, net	31,644	31,310

Other Assets:
Operating lease right-of-use assets	5,488	5,627
Goodwill	9,753	9,781
Identifiable intangibles, net	6,019	5,163
Cash restricted for airport construction	455	636
Equity investments	3,684	2,568
Other noncurrent assets	1,420	1,198
Total other assets	26,819	24,973
Total assets	$68,738	$64,532

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of debt and finance leases	$4,337	$2,287
Current maturities of operating leases	768	801
Air traffic liability	5,598	5,116
Accounts payable	3,337	3,266
Accrued salaries and related benefits	1,844	3,701
Loyalty program deferred revenue	1,099	3,219
Fuel card obligation	1,100	736
Other accrued liabilities	1,309	1,078
Total current liabilities	19,392	20,204

Noncurrent Liabilities:
Debt and finance leases	12,662	8,873
Pension, postretirement and related benefits	8,285	8,452
Loyalty program deferred revenue	5,718	3,509
Noncurrent operating leases	5,204	5,294
Deferred income taxes, net	1,502	1,456
Other noncurrent liabilities	1,666	1,386
Total noncurrent liabilities	35,037	28,970

Commitments and Contingencies
Stockholders' Equity:	14,309	15,358
Total liabilities and stockholders' equity	$68,738	$64,532

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below. Reconciliations may not calculate due to rounding.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. The Company is not able to reconcile forward looking non-GAAP financial measures because the adjusting items such as those used in the reconciliations below will not be known until the end of the period and could be significant.

Pre-Tax (Loss)/Income and Net (Loss)/Income, adjusted. We adjust pre-tax (loss)/income and net (loss)/income for the following items to determine pre-tax (loss)/income and net (loss)/income, adjusted for the reasons described below. We include the income tax effect of adjustments when presenting net (loss)/income, adjusted.

MTM adjustments and settlements on hedges. Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the applicable period.

Equity investment MTM adjustments. We record our proportionate share of earnings/loss from our equity investments in Virgin Atlantic and Aeroméxico in non-operating expense. We adjust for our equity method investees' hedge portfolio MTM adjustments to allow investors to understand and analyze our core operational performance in the periods shown.

MTM adjustments on investments. Unrealized gains/losses on our equity investments in GOL, China Eastern, Air France-KLM and Hanjin-KAL, the largest shareholder of Korean Air, which are accounted for at fair value in non-operating expense, are driven by changes in stock prices and foreign currency. During the December 2019 quarter, we sold our GOL investment, which generated a gain in adjusted results that had previously been included in GAAP results. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

Delta Private Jets adjustment. Because we combined Delta Private Jets with Wheels Up in January 2020, we have excluded the impact of Delta Private Jets from 2019 results for comparability

	Three Months Ended			Three Months Ended
	March 31, 2020			March 31, 2020
	Pre-Tax	Income	Net	Net Loss
(in millions, except per share data)	Loss	Tax	Loss	Per Diluted Share
GAAP	$(607)	$73	$(534)	$(0.84)
Adjusted for:
MTM adjustments and settlements on hedges	(7)	2	(5)
Equity investment MTM adjustments	69	(16)	53
MTM adjustments on investments	123	37	160
Total adjustments	185	23	208	0.33
Non-GAAP	$(422)	$96	$(326)	$(0.51)

	Three Months Ended			Three Months Ended
	March 31, 2019			March 31, 2019
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$946	$(216)	$730	$1.09
Adjusted for:
MTM adjustments and settlements on hedges	8	(2)	6
Equity investment MTM adjustments	(21)	5	(16)
MTM adjustments on investments	(100)	20	(80)
Delta Private Jets adjustment	(1)	–	(1)
Total adjustments	(115)	23	(91)	(0.13)
Non-GAAP	$831	$193	$639	$0.96

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Non-Fuel Unit Cost or Cost per Available Seat Mile, ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex for the reasons described below. We adjust for the Delta Private Jets sale for the same reason described above under the heading pre-tax (loss)/income and net (loss)/income, adjusted.

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to understand and analyze our non-fuel costs and year-over-year financial performance.

Third-party refinery sales. We adjust CASM for refinery sales to third parties to determine CASM-Ex because these revenues are not related to our airline segment. CASM-Ex therefore provides a more meaningful comparison of revenue from our airline operations to the rest of the airline industry.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

	Three Months Ended
	March 31, 2020	March 31, 2019	Change
CASM (cents)	15.30	15.14
Adjusted for:
Aircraft fuel and related taxes	(2.72)	(3.17)
Third-party refinery sales	–	(0.08)
Profit sharing	–	(0.35)
Delta Private Jets adjustment	–	(0.05)
CASM-Ex	12.58	11.49	9%

Operating Revenue, adjusted and Total Revenue Per Available Seat Mile ("TRASM"), adjusted. We adjust operating revenue and TRASM for refinery sales to third parties for the same reason described under the heading non-fuel unit cost or cost per available seat mile. We adjust for the Delta Private Jets sale for the same reason described above under the heading pre-tax (loss)/income and net (loss)/income, adjusted. Operating revenue, adjusted and TRASM, adjusted therefore provide a more meaningful comparison of revenue from our airline operations to the rest of the airline industry.

	Three Months Ended
(in millions)	March 31, 2020	March 31, 2019	Change
Operating revenue	$8,592	$10,472
Adjusted for:
Third-party refinery sales	–	(48)
Delta Private Jets adjustment	–	(43)
Operating revenue, adjusted	$8,592	$10,381	(17.2)%

	Three Months Ended
	March 31, 2020	March 31, 2019	Change
TRASM (cents)	14.59	16.78
Adjusted for:
Third-party refinery sales	–	(0.08)
Delta Private Jets adjustment	–	(0.07)
TRASM, adjusted	14.59	16.63	(12.3)%

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Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of hedging and the refinery on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements on hedges and the Delta Private Jets sale for the same reasons described under the heading pre-tax (loss)/income and net (loss)/ income, adjusted.

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	March 31,		March 31,
(in millions, except per gallon data)	2020	2019	2020	2019
Fuel purchase cost	$1,631	$1,936	$1.85	$2.01
Fuel hedge impact	(7)	8	(0.01)	0.01
Refinery segment impact	(29)	34	(0.03)	0.04
Total fuel expense	$1,595	$1,978	$1.81	$2.06
MTM adjustments and settlements on hedges	7	(8)	0.01	(0.01)
Delta Private Jets adjustment	–	(7)	–	(0.01)
Total fuel expense, adjusted	$1,602	$1,963	$1.82	$2.04

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